Exhibit (h)(19)

Master Repurchase Agreement	STATE STREET.

September 1996 Version

Dated as of January 1, 2008

Between: State Street Corporation and/or State Street Bank and Trust Company and each investment company identified on Schedule VII.A hereto (as such schedule may be amended from time to time) acting on behalf of the its respective series or portfolios, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself (each such series, portfolio or investment company, as the case may be, hereinafter referred to as a “Fund”).

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions
(a)	“Act of Insolvency” with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party or such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities” Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)	“Buyer’s Margin Amount” with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage” with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation” the meaning specified in Paragraph 3(b) hereof;

(f)	“Income” with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit” the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess” the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline” the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice );

(j)	“Market Value” with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential” with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(1)	“Pricing Rate” the per annum percentage rate for determination of the Price Differential;

(m)	Prime Rate” the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date” the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price” (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) thereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)	“Purchased Securities” the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefore in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) thereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date” the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)	“Repurchase Price” the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount” with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)	“Seller’s Margin Percentage” with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination
(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)	Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each

Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective, on the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance
(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit. unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to an Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transactions shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

9.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may)** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

10

*Language to be used under 17 C.F.R. B403.4(e) if Seller is a government securities broker or dealer other than financial institution.

*”‘Language to be used under 17 C.F.R. B403 .5(d) if Seller is a financial institution .

by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the transactions hereunder will not violate any law, ordinance, charter by-law, or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

ll.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to cornply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)	The non-defaulting party may, at its option {which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefore on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the non-defaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the non-defaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the non-defaulting party, and the defaulting party shall deliver all such Purchased Securities to the non-defaulting party.

(d)	If the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the non-defaulting party, without prior notice to the defaulting party, may:

(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefore on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the non-defaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefore on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market. (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the non-defaulting party may establish the source therefore in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the non-defaulting party for any excess of the price paid (or deemed paid) by the non-defaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the non-defaulting party for (i) the amount of all reasonable legal or other expenses incurred by the non-defaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the non-defaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the non-defaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The non-defaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination
(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall notwithstanding such notice remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets
(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (“Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required to so proceed.

(b)	Subject to the last sentence of subparagraph (a) of his Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent
(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a ‘“securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA) .

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“ 1934 Act”), the Securities investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

STATE STREET CORPORATION AND/OR STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen A. DeSalvo
Stephen A. DeSalvo
Title:	Senior Vice President
Date:	12/5/07

MASSMUTUAL SELECT FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MASSMUTUAL PREMIER FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND II
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

ANNEX I

SUPPLEMENTAL TERMS AND CONDITIONS

This Annex I supplements and forms a part of the Master Repurchase Agreement between State Street Bank and Trust Company and/or State Street Corporation (“State Street”) and each investment company identified on Schedule VII.A hereto (as such schedule may be amended from time to time) acting on behalf of the its respective series or portfolios, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself (“Counterparty’’). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.	Other Applicable Annexes. No Annexes other than this Annex I and Annex II and Annex VII shall apply or form a part of the Agreement

2.	Transactions as Principals. Each of the parties shall enter into Transactions under the Agreement only as principal, and not as agent for any other person or entity.

3.	Margin Notice Deadline. For purposes of the Agreement and this Annex I, “Margin Notice Deadline” means 10:00 A.M. New York time.

4.	Submission to Jurisdiction and Waiver of Immunity. Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the courts of New York, and any appellate court from any such court, for the purpose of any suit, action, or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

To the extent either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit, or proceeding, from jurisdiction of any court, or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.

Each party hereto hereby irrevocably waives all right to trial by jury in any action or proceeding arising out of or relating to this Agreement or any Transaction hereunder.

5.

Cross Default. Each party to the Agreement agrees that, upon the insolvency of or the default by one party (the “Defaulting Party”) under any transaction or agreement with the other party hereto or, in the case where such other party is State Street, any of such party’s affiliates (such other party or affiliate, a “Non-Defaulting Party”), each Non Defaulting Party may, in its sole discretion and without prior notice to the Defaulting Party: (a) liquidate any transaction between the Defaulting Party and such Non-Defaulting Party (which liquidation may include the conversion of amounts denominated in multiple currencies into a single currency if deemed necessary or desirable by the Non-Defaulting Party), (b) reduce any amounts due and owing to the Defaulting Party under any transaction or agreement between the Defaulting Party and such Non-Defaulting Party by any amounts due and owing to any Non-Defaulting Party by the Defaulting Party, and (c) treat all security for, and all amounts due and owing to the Defaulting Party under, any transaction or agreement between the Defaulting Party and any Non-Defaulting Party as security for all transactions and agreements between the Defaulting Party and such Non - Defaulting Party.

6.	Segregation, etc. Where State Street is the Buyer, the provisions of Paragraph 8 are hereby supplemented by adding the following further provisions therein after the last sentence thereof:

“Except as provided above in this Paragraph 8, Buyer is hereby authorized to commingle any or all Purchased Securities and cash collateral with its general assets (in Counterparty’s case, as held by its custodian or otherwise), without any obligation to segregate the same. Buyer’s obligation to redeliver Purchased Securities to Seller pursuant to the terms hereof shall in all cases be satisfied by delivery of Securities which are in all respects equivalent to the Purchased Securities previously delivered to Buyer which are required to be delivered to Seller pursuant to the terms of the Agreement.”

7.	Limitation of Liability. Subject to Paragraph 11(g) of the Agreement, no party shall be required to pay or be liable to the other party for any consequential, indirect, or punitive damages, opportunity costs, or lost profits (whether or not arising from its negligence).

8.	Conflicts. In the event of any inconsistency between the provisions of this Annex and the provisions of the Agreement, the provisions of this Annex shall prevail.

9.	Amendments to Paragraph 19. Paragraph 19 of the Agreement is hereby supplemented by adding the following subparagraphs (e) and (f):

“(e) Each party hereto agrees and acknowledges that (i) each and every transfer of funds, securities and other property under this Agreement and each Transaction hereunder is a “settlement payment” or a “margin payment”, as such terms are used in Paragraphs 362(b)(6) and 7, 546(e) and 741(8) of Title 11 of the United States Code (the “Bankruptcy Code”).

(f) The parties recognize that each margin maintenance transfer pursuant to Paragraph 4 of the Agreement shall be a “margin payment” as defined in Section 741(5) and 761(15) of the Bankruptcy Code, or any successor provision(s) thereto.”

10.

ERISA. Each party represents and warrants at and as of all times during the term of the Agreement it is not (i) an employee benefit plan (hereinafter an “ERISA Plan”), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or subject to any other statute, regulation, procedure, or restriction similar to Section 406 of ERISA or Section 4975 of the Code (together with

ERISA Plans, “Plans”), (ii) a person acting on behalf of a Plan, or (iii) a person or entity any of the assets of whom or of which constitute assets of a Plan. It will provide notice to Party B in the event that it is aware that it is in breach of any aspect of this representation and warranty or is aware that with the passing of time, giving of notice, or expiry of any applicable grace period this representation and warranty may become untrue, incorrect, or incomplete in any respect.

11.	Independence of provisions. Each provision of the Agreement and this Annex shall be treated as independent from any other provision thereof or hereof, as the case may be, and shall be enforceable notwithstanding the unenforceability of any such other provision.

12.	Additional Funds. If the parties wish to add additional funds or accounts to the Agreement, they may do so by e-mail exchange identifying the funds or accounts requested to be added and acknowledging acceptance of the request.

IN WITNESS WHEREOF, each of State Street and the Counterparty has caused this Annex to be executed under seal and delivered by its duly appointed and authorized representative as of the date first above written.

STATE STREET CORPORATION AND/OR STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen A. DeSalvo
Stephen A. DeSalvo
Title:	Senior Vice President
Date:	12/5/07

MASSMUTUAL SELECT FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MASSMUTUAL PREMIER FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND II
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

ANNEX II

NAMES AND .ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

If to State Street:

State Street Bank and Trust

Company Global Treasury Division

State Street Financial Center, 3rd floor

1 Lincoln St.

Boston, Ma. 02111-2900

Attention: Division Manager- Money Markets, Mail Stop SFC 3

Tel: 617-664-3461

If to Counterparty:

[Name of Fund]

c/o Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Treasurer of the Fund

With a copy to: Secretary/Clerk of the Fund

INWITNESS WHEREOF, each of State Street and the Counterparty has caused this Annex to be executed under seal and delivered by its duly appointed and authorized representative as of the date first above written.

STATE STREET CORPORATION AND/OR STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen A. DeSalvo
Stephen A. DeSalvo
Title:	Senior Vice President
Date:	12/5/07

MASSMUTUAL SELECT FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MASSMUTUAL PREMIER FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND II
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

Annex VII

Transactions Involving Registered Investment Companies

This Annex VII (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of January 1, 2008 (the “Agreement”) between State Street Corporation and/or State Street Bank and Trust Company (“Counterparty”) and each investment company identified on Schedule VII.A hereto (as such schedule may be amended from time to time) acting on behalf of the its respective series or portfolios , or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself (each such series, portfolio or investment company, as the case may be, hereinafter referred to as a “Fund”). In the event of any conflict between the terms of this Annex VII and any other term of the Agreement, the terms of this Annex VII shall prevail. Capitalized terms used but not defined in this Annex VII shall have the meanings ascribed to them in the Agreement.

1.

Multiple Funds. For any Transaction in which a Fund is acting as Buyer (or Seller, as the case may be), each reference in the Agreement and this Annex VII to Buyer (or Seller, as the case may be), shall be deemed a reference solely to the particular Fund to which such Transaction relates, as identified to Seller (or Buyer, as the case may be) by the Fund and may be specified in the Confirmation therefore. In no circumstances shall the rights, obligations or remedies of either party with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. Specifically, and without otherwise limiting the scope of this Paragraph 1: (a) the margin maintenance obligations of Buyer and Seller specified in Paragraph 4 or any other provisions of the Agreement and the single agreement provisions of Paragraph 12 of the Agreement shall be applied based solely upon Transactions entered into by a particular Fund, (b) Buyer’s and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if each Fund had entered into a separate Agreement with Counterparty, and (c) Seller and Buyer shall have no right to set off claims related to Transactions entered into by a particular Fund against claims related to Transactions entered ,into by any other Fund.

2.

Margin Percentage. For any Transaction in which a Fund is acting as Buyer, the Buyer’s Margin Percentage shall always be equal to at least 102%, or such other percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%. For any Transaction in which a Fund is acting as Seller, the Buyer’s Margin Percentage shall be such percentage as the parties hereto may from time to time mutually determine; provided, that in no event shall such percentage be less than 100%.

3.

Confirmations. Unless otherwise agreed, Counterparty shall promptly issue a Confirmation to the Fund pursuant to Paragraph 3 of the Agreement. Upon the transfer of substituted or Additional Purchased Securities by either party, Counterparty shall promptly provide notice to the Fund confirming such transfer.

4.

Financial Condition. Each party represents that it has delivered the following financial information to the other party to the Agreement; in the case of a party that is a registered broker-dealer, its most recent statements required to be furnished to customers by Rule 17a-5(c) under the 1934 Act; in the case of a party that is a Fund, its most recent audited or un-audited financial statements required to be furnished to its shareholders by Rule 30d-1 under the Investment Company Act of 1940; in the case of any other party, its most recent audited or un-audited financial statements of financial condition or other comparable information concerning its financial condition .

Each party represents that the financial statements or information so delivered fairly reflect its financial condition and, if applicable, its net capital ratio, on the date as of which such financial statements or information were prepared. Each party agrees that it will make available and deliver to the other party, promptly upon request, all such financial statements that subsequently are required to be delivered to its customers or shareholders pursuant to Rule 17a-5(c) or Rule 30d-1, as the case may be, or, in the case of a party that is neither a registered broker-dealer nor a Fund, all such financial information that subsequently becomes available to the public.

Each Fund acknowledges and agrees that it has made an independent evaluation of the creditworthiness of the other party that is required pursuant to the Investment Company Act of 1940 or the regulations thereunder. Each Fund agrees that its agreement to enter into each Transaction hereunder shall constitute an acknowledgement and agreement that it has made such an evaluation.

5.	Segregation of Purchased Securities. Unless otherwise agreed by the parties, any transfer of Purchased Securities to a Fund shall be effected by delivery or other transfer (in the manner agreed upon pursuant to Paragraph 7 of the Agreement) to the custodian or subcustodian designated for such Fund in Schedule VII.A hereto (“Custodian”) for credit to the Fund ‘s custodial account with such Custodian. If the party effecting such transfer is the Fund’s Custodian, such party shall, unless otherwise directed by the Fund, (a) transfer and maintain such Purchased Securities to and in the Fund ‘s custodial account with such party and (b) so indicate in a notice to the Fund.

STATE STREET CORPORATION AND/OR STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen A. DeSalvo
Stephen A. DeSalvo
Title:	Senior Vice President
Date:	12/5/07

MASSMUTUAL SELECT FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MASSMUTUAL PREMIER FUNDS
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07

MML SERIES INVESTMENT FUND II
By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer
Date:	11/15/07